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                                                                    Exhibit 23.2


                Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-4) for the registration of 3,461,934 shares of common stock of Seagate Technology, Inc. and in the related Prospectus of our report dated July 23, 1999, with respect to the consolidated financial statements and schedule of Seagate Software, Inc. included in its Annual Report (Form 10-K) for the year ended July 2, 1999, as filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


San Jose, CA
October 8, 1999